Exhibit 99.1

Pattern Energy Group Inc. Announces Results of Its Consent Solicitation and Receipt of Requisite Consents from the Holders of Its 5.875% Senior Notes Due 2024

SAN FRANCISCO, CALIFORNIA – April 10, 2020 – Pattern Energy Group Inc. (the "Company") announced today that it has received consents from the holders of a majority in outstanding principal amount of its 5.875% senior notes due 2024 (the "Notes") as of 5:00 p.m., New York City time, on April 10, 2020, according to Global Bondholder Services Corporation, the information and tabulation agent, pursuant to the Company's consent solicitation previously announced on April 6, 2020 (the "Consent Solicitation").

Following receipt of the requisite consents, the Company has executed a supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Notes, effecting the proposed amendments approved in the Consent Solicitation and certain other voluntary amendments described in the Consent Solicitation Statement dated April 6, 2020 (the “Consent Solicitation Statement”). Pursuant to the terms of the Second Supplemental Indenture, the proposed amendments will not become operative until the Consent Fee (as defined below) has been paid.

The Company expects to make payment on April 14, 2020 of the consent fee (the "Consent Fee") of $2.50 in cash per $1,000 in principal amount of the Notes as to which a valid consent was validly delivered prior to 5:00 p.m., New York City time, on Friday, April 10, 2020, when the Consent Solicitation expired. Payment of the Consent Fee to the consenting holders is subject to the satisfaction of the conditions of the Consent Solicitation.

As described in the Consent Solicitation Statement, upon the Second Supplemental Indenture becoming operative as described above, the Company will provide reports to holders of the Notes through a virtual data site. To receive access, holders of the Notes, prospective investors and securities analysts should contact Ross Marshall at (416) 526-1563 or ross.marshall@loderockadvisors.com.

RBC Capital Markets, LLC and BMO Capital Markets Corp. acted as the solicitation agents for the Consent Solicitation and Global Bondholder Services Corporation acted as the information and tabulation agent for the consent solicitation. Questions regarding the Consent Solicitation may be directed at RBC Capital Markets, LLC at (877) 381-2099, BMO Capital Markets Corp. at (833) 418-0762 or Global Bondholder Services Corporation at (212) 430-3774.

This press release is for informational purposes only and is not a solicitation of consent with respect to the Notes or any other securities. The Consent Solicitation has been made solely pursuant to the Consent Solicitation Statement, which sets forth the complete terms of the Consent Solicitation.

About Pattern Energy Group Inc.

Pattern Energy Group Inc. (“Pattern Energy”) is the majority owner of Pattern Energy Group LP, which is one of the world’s largest privately-owned developers and operators of wind, solar, transmission, and energy storage projects. Based in the U.S., Pattern Energy’s operational portfolio includes 28 renewable energy facilities that use best-in-class technology with an operating capacity of 4.4 GW in the United States, Canada and Japan. Everything Pattern Energy does is guided by a long-term commitment to serve its customers, protect the environment, strengthen communities, support its teams, and create value for its stakeholders. For more information, visit www.patternenergy.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding, the ability of the Company to advance its mission to bring renewable energy to communities, the ability of the Company to grow by capturing opportunities presented by demand for low-carbon energy, and similar statements. These forward-looking statements represent the Company's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or the Company's actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media Contact
Matt Dallas
(917) 363-1333
matt.dallas@patternenergy.com

Investor Relations

Ross Marshall

(416) 526-1563

ross.marshall@loderockadvisors.com